UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☒	Soliciting Material Pursuant to § 240.14a-12.

BGSF, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Property Management Division Update Call – Script for Kelly

Opening Remarks:

Hi everyone, and thank you for joining today’s call.

I know there’s been a lot of news recently, and I want to take a few minutes to speak directly to our Property Management team. I’m here to provide clarity, answer your questions, and most importantly—reaffirm that it’s business as usual for us.

As you know, BGSF has entered into an agreement to divest our Professional Division to INSPYR Solutions. This is a strategic move that allows both organizations to focus on their strengths. For us, that means doubling down on Property Management—and I couldn’t be more excited about the opportunities ahead.

On Co-CEO Leadership:

First and foremost, a huge thank you to Beth Garvey for her leadership and vision. Beth has been instrumental in shaping BGSF into the company it is today. Her dedication, strategic insight, and unwavering commitment to our people and clients have left a lasting impact. We simply would not be where we are without her. As she transitions from her role, we extend our deepest gratitude and wish her all the best in her next chapter.

You may have seen that Keith Schroeder and I have been appointed interim co-CEOs. What does that mean for you?

It means collaboration. Keith and I are working closely together to move the organization forward, with a clear focus on growth, operational excellence, and supporting our teams. We’re aligned, and we’re committed to making this a smooth and successful chapter for BGSF.

FAQs & Key Talking Points:

Let me walk through some of the most common questions we’ve heard:

1.Is our name or branding changing?

No. There are no plans to change our name or branding. The BGSF logo, colors, and identity you and our clients know will remain the same.

1.Will we sell next?

There are no plans to sell the Property Management Division. This transaction was about strategic focus—not a signal of instability.

1.What’s happening with the home office?

As planned, our lease in Plano expires this fall. We’ll transition to the open space in our Addison location—this has been in motion for some time.

1.Why did the Professional Division sell and not PM?

The Professional Division had a different growth trajectory and strategic fit with INSPYR. Property Management remains a core strength and focus for BGSF.

1.Are we still public? Will we still have a Board of Directors?

Yes, BGSF remains a publicly traded company with an active Board of Directors.

1.What does “investing in growth” mean?

It means we’re putting resources into expanding our Property Management services, improving systems, and supporting our teams.

1.Will our systems change?

Our Operational Excellence plan is still in place. We’re focused on streamlining processes and improving the client and associate experience.

1.Will this affect my job, benefits, or 401(k)?

No changes are planned to your job, benefits, or 401(k). Everything continues as is.

1.Is another RIF coming?

No. There are no reductions in force planned.

1.What happens between now and the closing date of the sale?

Nothing changes for us. We’re not part of the transaction, and we continue operating as usual.

1.Is this a sign our business is struggling?

Not at all. This is a strategic decision to focus and grow. Property Management is strong and growing.

1.What if a client has a need we used to send to Professional?

We’ll work with you to find the right solution. We’ll have guidance on how to handle those situations.

1.Will we go private?

There are no plans to take BGSF private.

1.Will we be updated regularly?

Yes. We’re committed to keeping you informed and engaged.

1.How can I ask questions later?

If you have questions after this call, please reach out to your manager. We’ll continue to update the FAQ as needed.

Closing Remarks:

I want to thank each of you for your continued dedication and professionalism. This is an exciting time for BGSF and especially for our Property Management Division. We’re focused, we’re growing, and we’re in this together.

Let’s keep doing what we do best—serving our clients and associates with excellence.

Thank you

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the proposed transaction, obtaining customary shareholder approval, satisfying closing conditions, the closing, including its timing, of the sale of BGSF, Inc.’s Professional Division, the use of proceeds of the sale, the projected operational and financial performance of BGSF and its various subsidiaries, including following the sale of BGSF’s Professional Division, its offerings of services and solutions and developments and reception of its services and solutions by client partners, and BGSF’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding the future revenue and the business plans of BGSF’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this communication are based on certain assumptions and analyses made by the management of BGSF considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on BGSF as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting BGSF will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the sale of BGSF’s Professional Division not being satisfied, the ability of the parties to close the transaction on the expected closing timeline or at all, the nature, cost, or outcome of any legal proceedings relating to the transaction, the impact of the contemplated transaction on our stock price, the ability of BGSF to service or otherwise pay its debt obligations, including in the event the closing does not occur, the mix of services or solutions utilized by BGSF’s client partners and such client partners’ needs for these services or solutions, market acceptance of new offerings of services or solutions, the ability of BGSF to expand what it does for existing client partners as well as to add new client partners, whether BGSF will have sufficient capital to operate as anticipated, the impact the transaction or its announcement may have on BGSF’s operations, team members, field talent, client partners, and other constituents, the demand for BGSF’s services and solutions, economic activity in BGSF’s industry and in general, and certain risks, uncertainties, and assumptions described in BGSF’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BGSF undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transaction, BGSF will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant documents, and will mail to BGSF’s shareholders a definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, BGSF’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by BGSF with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of BGSF’s filings with the SEC from BGSF’s website at https://investor.bgsf.com/financials/sec-filings/default.aspx, or by sending a written request to BGSF’s Corporate Secretary at our principal executive offices at 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Participants in the Solicitation

BGSF, its directors, and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding BGSF’s directors and executive officers is contained in the most recent Annual Report on Form 10-K filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of BGSF’s shareholders in connection with the proposed transaction, and their direct or indirect interests, by securities, holdings, or otherwise, will be set forth in the definitive proxy statement and other materials relating to the proposed transaction when they are filed with the SEC. You may obtain free copies of these documents using the sources indicated above in Additional Information and Where to Find It.